UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2004 (July 28, 2004)

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrants as specified in its charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 North Western Avenue Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrants’ telephone number, including area code)

ITEM 5. OTHER EVENTS

Chesapeake Energy Corporation (“Chesapeake”) entered into an underwriting agreement dated July 28, 2004 with Banc of America Securities LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, RBC Capital Market Corporation, UBS Securities LLC, Howard Weil Incorporated, Johnson Rice & Company L.L.C., Morgan Keegan & Company, Inc., Pritchard Capital Partners, LLC and Simmons & Company International in connection with the issuance and sale by Chesapeake of 20,000,000 shares of its common stock (plus up to an additional 3,000,000 shares to be sold pursuant to the underwriters’ over-allotment option).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

1.1	Underwriting Agreement dated July 28, 2004 by and among Chesapeake Energy Corporation, Banc of America Securities LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, RBC Capital Market Corporation, UBS Securities LLC, Howard Weil Incorporated, Johnson Rice & Company L.L.C., Morgan Keegan & Company, Inc., Pritchard Capital Partners, LLC and Simmons & Company International.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

Date: July 30, 2004	By:	/S/ AUBREY K. MCCLENDON
	Name:	Aubrey K. McClendon
	Title:	Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated July 28, 2004 by and among Chesapeake Energy Corporation, Banc of America Securities LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, RBC Capital Market Corporation, UBS Securities LLC, Howard Weil Incorporated, Johnson Rice & Company L.L.C., Morgan Keegan & Company, Inc., Pritchard Capital Partners, LLC and Simmons & Company International.

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